EXHIBIT 1

                                  May 30, 1997

                     PREFERRED SECURITIES PURCHASE AGREEMENT


Iowa Farm Bureau Federation
5400 University Avenue
West Des Moines, IA 50266

Ladies and Gentlemen:

         FBL Financial Group Capital Trust (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.) pursuant to the Declaration of Trust dated as of May 30, 1997 (the "Declaration") among FBL Financial Group, Inc., an Iowa corporation (the "Company" and, together with the Trust, the "Offerors"), the Trustees as defined therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, confirm their agreement with Iowa Farm Bureau Federation (the "Purchaser"), with respect to the issue and sale by the Trust and the purchase by the Purchaser of $97,000,000 in aggregate liquidation amount of 5% Preferred Securities (Liquidation Amount $1,000 per Security) representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Declaration.

         The Preferred Securities will be guaranteed by the Company, with respect to distributions and amounts payable upon liquidation or redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement dated as of May 30, 1997 (the "Preferred Securities Guarantee").

         The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase $100,000,000 in aggregate principal amount of 5% Subordinated Deferrable Interest Notes due June 1, 2047 (the "Subordinated Notes") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Declaration. The Subordinated Notes will be issued and dated as of May 30, 1997.

         The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Notes are collectively referred to herein as the Preferred Instruments.

         The Declaration, Preferred Securities Guarantee and this Agreement are hereinafter referred to collectively as the "Operative Documents."

         The Preferred Securities are offered and sold to the Purchaser without being registered under the 1933 Act, in reliance upon exemptions therefrom, and Purchaser may only resell or otherwise transfer such Preferred Securities if such Preferred Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available.

SECTION 1. Representations and Warranties.

         (a) The Offerors jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Time referred to in
Section 2(b) hereof, and agree with the Purchaser as follows:

                  (i) The Offerors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Preferred Securities in a manner that would require the Preferred Securities to be registered under the 1933 Act.

                  (ii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorization; and (ii) assets are safeguarded and transactions are recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and, as of the Closing Time, the Company will continue to maintain such a system.

                  (iii) The audited consolidated financial statements, together with the related schedules and notes thereto for the years ended December 31, 1996 and 1995, together with the unaudited consolidated financial statements for the quarters ended March 31, 1997 and March 31, 1996, present fairly in all material respects the financial position of the Company and its Subsidiaries (as defined below) at the dates indicated and the consolidated statement of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as noted therein.

                  (iv) Since the date as of the most recent Financial Statement, and except as otherwise described or stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust (a "Trust Material Adverse Effect") or the Company and its Subsidiaries (as defined below) considered as one enterprise (a "Company Material Adverse Effect," together with a Trust Material Adverse Effect, a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Trust or the Company or any of its Subsidiaries which are material with respect to the Trust or the Company and its Subsidiaries considered as one enterprise, other than those in the ordinary course of business and (C) there has not been any material change in the long term debt of the Company.

                  (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted, to enter into and perform its obligations under each of the Operative Documents, to hold the Common Securities issued by the Trust, to issue and to deliver the Preferred Instruments; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Company Material Adverse Effect.

                  (vi) Each of the corporations of which a majority of the outstanding voting equity securities are owned, directly or indirectly, by the Company ("Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing will not have a Company Material Adverse Effect.

                  (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the most recent Financial Statements, since the date of which there has been no change in the consolidated capitalization of the Company and its Subsidiaries (other than changes in outstanding Common Stock resulting from stock option plan transactions and the purchase by the Company of 965,370 shares of Class A Common purchased from various stockholders on April 4, 1997); and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

                  (viii) Each Subsidiary of the Company which is engaged in the business of insurance or reinsurance (collectively, the "Insurance Subsidiaries"), holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the "Insurance Licenses")) as are necessary to the conduct of its business; each Insurance Subsidiary has fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

                  (ix) The Insurance Subsidiaries have made no material changes in their insurance reserving practices since the most recent audited Financial Statements.

                  (x) All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent any such violation or default would not have a material adverse effect on such Insurance Subsidiary, no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company and the Insurance Subsidiaries, the Company and the Insurance Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company.

                  (xi) The statutory financial statements of the Insurance Subsidiaries from which certain ratios and other statistical data have been derived, have for each relevant period been prepared in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

                  (xii) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own its properties and to conduct its business and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities, and the Declaration; the Trust is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect; the Trust is not a party to or otherwise bound by any agreement not previously disclosed to Purchaser; the Trust is and will under current law be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and as of the Closing Time the Trust is and will be treated as a subsidiary of the Company pursuant to generally accepted accounting principles.

                  (xiii) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor, will be validly issued and will represent undivided common beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and, at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly or indirectly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (xiv) This Agreement has been duly authorized and at the Closing Time will have been duly executed and delivered by the Company and the Trust.

                  (xv) The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Administrative Trustees and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions").

                  (xvi) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Purchaser pursuant to this Agreement against payment therefore as provided herein, will be validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the laws of the State of Delaware.

                  (xvii) The Preferred Securities Guarantee has been duly authorized by the Company and, at the Closing Time, the Preferred Securities Guarantee will have been duly executed and delivered by the Company and will constitute valid and biding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (xviii) The issuance and delivery of the Subordinated Notes have been duly authorized by the Company and, at the Closing Time, the Subordinated Notes will have been duly executed by the Company and, when delivered against payment therefor, will constitute valid and binding obligations of the Company.

                  (xix) Subordinated Notes are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Subordinated Notes) of the Company.

                  (xx) Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                  (xxi) None of the Offerors is an "investment company" or a "company controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxii) None of the Company, any Subsidiary or the Trust is in violation of its articles of incorporation, bylaws, certificate or declaration of trust, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect. The execution and delivery of the Operative Documents, the issuance and delivery of the Preferred Instruments and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate or other action on the part of the Company and the Trust and do not and will not result in any violation of the articles of incorporation or by-laws of the Company or any Subsidiary nor any violation of the Declaration, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Trust or any Subsidiary is a party or by which it may be bound or to which any of its properties or assets may be subject (except that would not have a Material Adverse Effect) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Trust or any Subsidiary or any of their respective properties or assets.

                  (xxiii) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required in connection with the issuance and sale of the Preferred Instruments hereunder, except for (A) such as may be required under the 1933 Act, the 1934 Act or state securities or insurance laws and (B) the filing of the Certificate of Trust with the Secretary of State (which filing has been duly made).

                  (xxiv) None of the Company, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act for any person or entity, ("Affiliates"), or any person acting on its or any of their behalf (other than the Purchaser or any person acting on behalf of the Purchaser, as to whom the Company makes no representation) has engaged, or will engage, in connection with the offering of the Preferred Securities, in any communication or other form of general solicitation or general advertising within the meaning of Section 502(c) under the 1993 Act.

                  (xxv) Subject to compliance by the Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6, it is not necessary in connection with the offer, sale and delivery of the Preferred Securities to the Purchaser in the manner contemplated by this Agreement to register the Preferred Securities under the 1933 Act.

         (b) Any certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or to counsel for the Purchaser shall be deemed a representation and warranty by the Trust or the Company as the case may be, to the Purchaser as to the matters covered thereby.


SECTION 2. Sale and Delivery to Purchaser; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Trust 97,000 of the Preferred Securities at a price of $1,000 per Preferred Security.

         (b) Deliveries of the certificates for the account of the Purchaser for the Preferred Securities shall be made at the office of the Company set forth in
Section 6. Payment for the Preferred Securities shall be made by the Purchaser to the Trust by transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by the Purchaser and the Offerors, at 3:00 p.m. (Iowa time) on May 30, 1997 or such other time not later than ten business days after such date as shall be agreed upon by the Purchaser and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

         (c) Subject to the provisions of the Declaration, certificates for the Preferred Securities shall be in such denominations and registered in such names as the Purchaser may request in writing at least one Business Day before the Closing Time.

SECTION 3. Conditions of Purchaser's Obligations.

         The obligations of the Purchaser hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

         (a) At the Closing Time the Purchaser shall have received:

                  (i) One Hundred Million Dollars ($100,000,000) as the proceeds to it from the sale by it to the Company of 5,000,000 shares of the Series A Preferred Stock of the Company, and 5,000,000 shares of Series B Preferred Stock of the Company sold to the Purchaser at a purchase price of $3,000,000.

                  (ii) The favorable opinion, dated as of the Closing Time, of Davis, Brown, Koehn, Shors & Roberts, P.C., counsel for the Company, in form and substance satisfactory to Purchaser, to the effect that;

                           (A) The Company has been duly incorporated and is validly existing under the laws of the State of Iowa.

                           (B) All legally required proceedings in connection with the authorization, issuance and validity of the Preferred Securities and the sale of the Preferred Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Preferred Securities invalid) have been taken and all legally required orders, consents or other authorizations or approvals of any other public boards or bodies in connection with the authorization, issuance and the sale of the Preferred Securities in accordance with this Agreement (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect.

                           (C) The Preferred Securities Guarantee has been duly authorized by the Company, has been duly executed and delivered by the Company and, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions.

                           (D) The issuance and delivery of the Subordinated Notes have been duly authorized by the Company and the Subordinated Notes have been duly executed and delivered by the Company and, when delivered against payment therefor, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy exceptions.

                           (E) The execution, delivery and performance of the Operative Documents and the issuance and delivery of the Preferred Securities, the Preferred Instruments and the consummation of the transactions contemplated herein and therein; and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not and will not conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or by-laws of the Company or any of its Subsidiaries or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or an of its Subsidiaries is a party or bound, or result in a violation of any statute or regulation, or any order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries.

                           (F) In rendering such opinion, such counsel may rely
                           (A) as to matters involving the application of laws other than the laws of Iowa and the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of Delaware Law, upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors (or other Delaware counsel acceptable to Purchaser).

                  (iii) The favorable opinion, dated as of the Closing Time, of Delaware counsel acceptable to Purchaser in form and substance satisfactory to Purchaser, to the effect that:

                           (A) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                           (B) The Declaration constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution.

                           (C) Under the Delaware Act and the Declaration, the Trust has the power and authority to execute and deliver, and to perform its obligations as described in the Declaration.

                           (D) Delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary action on the part of the Trust.

                           (E) The certificates for the Preferred Securities are in due and proper form, the Preferred Securities have been duly authorized by the Declaration and, when delivered to and paid for by the Purchaser in accord with the terms of the Declaration and this Agreement, will be duly and validly issued and, subject to qualifications hereinafter expressed in this paragraph (vi), fully paid and nonassessable undivided beneficial interests in the assets of the Trust, the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration.

                           (F) The Common Securities have been duly authorized by the Declaration and, when delivered and paid for by the Company in accordance with the terms of the Declaration duly and validly issued and represent undivided beneficial interests in the assets of the Trust.

                           (G) Under the Delaware Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive rights.

                           (H) The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Subordinated Notes, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder will not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.


                  (iv) The opinion of Davis, Brown, Koehn, Shors & Roberts, P.C., special tax counsel to the Offerors, based on current law and the assumptions stated or referred to therein, that
                  (i) the Notes will be classified for United States federal income tax purposes as indebtedness of the Company, and (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.

                  (v) The favorable opinion, dated as of Closing Time, of Morain, Burlingame & Pugh, P.L.C., counsel to the Purchaser, with respect to such matters as the Purchaser may require. In giving its opinion, Morain, Burlingame & Pugh, P.L.C. may rely as to certain matters of Iowa and Delaware law upon the opinions of Davis, Brown, Koehn, Shors & Roberts, P.C. and Richards, Layton & Finger, P.A., counsel for the Offerors, which shall be delivered in accordance with Section (a)(ii) and (a)(iii) hereof

         (b) At the Closing Time there shall not have been, since the date hereof, any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Purchaser shall have received a certificate of an executive officer of the Company, and a certificate of an Administrative Trustee of the Trust, dated as of the closing Time, to the effect that, (i) there has been no such material adverse change or development or event, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

         (c) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 6 shall survive any such termination and remain in full force and effect.

SECTION 6. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or controlling person, or by or on behalf of the Trust or Company, and shall survive delivery of the Preferred Securities to the Purchaser.

SECTION 7. Termination of Agreement

         (a) Termination; General. The Purchaser may terminate this Agreement by notice to the Offerors at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to issue or buy the Preferred Securities, or (ii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of such exchange or such system or by order of the Commission or any other governmental authority or (iii) if a banking moratorium has been declared by either federal, New York, Delaware or Iowa authorities, (iv) if there has been, since the date hereof, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business. Either party may terminate this Agreement if there has been or appears that there has been a change in applicable tax laws materially affecting the anticipated tax consequences of this Agreement.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 3 hereof, and provided further that Section 1 shall survive such termination and remain in full force and effect.


SECTION 8. Notices

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchaser shall be directed to the Purchaser at 5400 University Avenue, West Des Moines, Iowa 50266, attention of Richard D. Harris, Secretary-Treasurer; notices to the Offerors shall be directed to the Company at 5400 University Avenue, West Des Moines, Iowa 50266, attention, Thomas R. Gibson, Chief Executive Officer.

SECTION 9. Parties.

         This Agreement shall be binding upon and shall inure to the benefit of the Purchaser and the Offerors and their respective successors and assigns and their heirs and legal representatives.

SECTION 10. Governing Law and Time.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to agreements made and to be performed in said State. Specified times of day refer to Iowa time unless otherwise indicated.

SECTION 11. Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding Agreement between the Purchaser and the Offerors in accordance with its terms.


                                        Very truly yours,

                                        FBL FINANCIAL GROUP, INC.

                                        By: /s/ William J. Oddy
                                            ---------------------------------

                                        Title: Chief Operating Officer
                                               ------------------------------



FBL FINANCIAL GROUP CAPITAL TRUST


By /s/ Stephen M. Morain
   ----------------------------------
   Initial Administrative Trustee


CONFIRMED AND ACCEPTED as of the date first above written:


IOWA FARM BUREAU FEDERATION


By /s/ Edward M. Wiederstein, President
   -------------------------- ---------
                              (Title)